SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2005

NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	52-2407114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1:	PRESS RELEASE

Item 8.01	Other Events.

On March 9, 2005, NewAlliance Bancshares, Inc. ("NAL") announced that it had entered into an Acquisition Agreement and Plan of Merger dated March 8, 2005 (the "Agreement") by and among NAL, NewAlliance Bank, its wholly-owned subsidiary and a Connecticut-chartered bank (the "Bank"), and Trust Company of Connecticut, a nondepository trust company organized under the laws of the State of Connecticut ("Trust Company"). Subject to the terms of the Agreement, Trust Company will merge with and into the Bank (the "Merger") with the Bank being the surviving entity and Trust Company becoming a division of the Bank. It is expected that the Merger will be consummated early in the third quarter of 2005.

In connection with the Merger, each issued and outstanding share of common stock of Trust Company and each option to purchase Trust Company common stock shall be converted into the right to receive (i) all NAL common stock, (ii) all cash, or (iii) a combination thereof (collectively, the "Merger Consideration"), plus cash in lieu of any fractional share interests. The Merger Consideration payable on the effective date is valued at approximately $15.44 million. The amount of NAL shares and/or cash to be received by the shareholders of Trust Company will be determined five days prior to the effective date of the Merger. The type of Merger Consideration each Trust Company shareholder elects to receive in the Merger may be adjusted, if necessary, so that the aggregate number of shares of Trust Company common stock exchanged for NAL common stock will equal between 51% and 75% of the total number of shares of Trust Company common stock issued and outstanding immediately prior to the Merger.

An adjustment to the Merger Consideration, in the form of additional NAL stock and/or cash, which could increase the aggregate Merger Consideration to a total value of approximately $19.3 million, may be required to be paid to Trust Company shareholders following December 31, 2005. The amount of the adjustment, if any, will be based on a comparison of (A) the revenue generated by Trust Company accounts for the year ended December 31, 2004 ("Base Accounts") and (B) the sum of the (i) 2005 revenues from the Base Accounts and (ii) 40% of the 2005 revenues from accounts originated by Trust Company between January 1, 2005 and the closing date of the Merger and accounts originated by the Bank's combined trust division between the closing date of the Merger and December 31, 2005.

Consummation of the Merger is subject to a number of customary conditions, including, but not limited to (i) the approval of the Agreement by the shareholders of Trust Company, and (ii) the receipt of the requisite regulatory approvals of the Merger by the applicable regulatory agencies.

    For additional information, reference is made to the press release dated March 9, 2005, which is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer
Date: March 9, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1:	The Company issued a press release dated March 9, 2005.